UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2026 (May 1, 2026)

IRENIC ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-43248	98-1922153
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, 15th Floor

New York, New York 10153

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (646) 993-6330

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of one redeemable warrant	IACQU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 par value	IACQ	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	IACQW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Closing of Initial Public Offering

On April 29, 2026, Irenic Acquisition Corp. (the “Company”) consummated its initial public offering (“IPO”) of 22,000,000 units (the “Units”). Each Unit consists of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Ordinary Shares”), and one-third of one redeemable warrant (the “Warrants”). The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $220,000,000. The Company granted the underwriters a 45-day option to purchase up to an additional 3,300,000 Units at the initial public offering price to cover over-allotments, if any (the “Over-Allotment Option”).

On April 29, 2026, simultaneously with the consummation of the IPO, the Company completed the private sale of 640,000 units (the “Private Placement Units”) at the initial public offering price of $10.00 per unit (for an aggregate purchase price of $6,400,000). Of those 640,000 Private Placement Units, the Sponsor purchased 420,000 Private Placement Units and Jefferies LLC and Odeon Capital Group LLC purchased an aggregate of 220,000 Private Placement Units. Each Private Placement Unit consists of one Class A ordinary share and one-third of one warrant.

A total of $220,000,000, comprised of $217,800,000 of the proceeds from the IPO (which amount includes $8,800,000 of the underwriters’ deferred discount) and $2,200,000 representing certain proceeds of the sale of the Private Placement Units, was placed in a U.S.-based trust account at J.P. Morgan Chase Bank, N.A. maintained by Continental Stock Transfer & Trust Company, acting as trustee.

An audited balance sheet as of April 29, 2026 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Closing of Over-Allotment Option

On May 1, 2026, the Company closed the issuance and sale of 3,253,188 additional Units (the “Over-Allotment Option Units”) in connection with the underwriters partially exercising the Over-Allotment Option. The Over-Allotment Option Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $32,531,880. Simultaneously with the closing of the sale of the Over-Allotment Option Units, the Company completed the private sale of an additional 32,532 Private Placement Units to the Sponsor at a price of $10.00 per unit, generating gross proceeds to the Company of $325,320. The Company also completed the private sale of an additional 32,532 Private Placement Units to the Jefferies LLC and Odeon Capital Group LLC at a price of $10.00 per unit, generating gross proceeds to the Company of $325,320. In connection with the closing of the Over-Allotment Option, the Sponsor forfeited 11,703 Class B ordinary shares of the Company, par value $0.0001 per share (the “founder shares”), resulting in the Sponsor holding an aggregate of 6,313,297 founder shares.

A total of $32,531,880 of the net proceeds from the sale of the Over-Allotment Option Units and the additional Private Placement Units was deposited in a U.S.-based trust account at J.P. Morgan Chase Bank, N.A. maintained by Continental Stock Transfer & Trust Company, acting as trustee (the “Trust Account”), bringing the aggregate proceeds deposited in the Trust Account to $252,531,880.

On May 1, 2026, the Company issued a press release announcing the partial exercise of the Over-Allotment Option, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The Company will subsequently file a Current Report on Form 8-K to file a pro forma balance sheet reflecting the partial exercise of the Over-Allotment Option.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description

99.1	Audited Balance Sheet as of April 29, 2026.
99.2	Press Release, dated May 1, 2026.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRENIC ACQUISITION CORP.

By:	/s/ Adam Katz
Name: Adam Katz
Title: Chief Executive Officer

Dated: May 7, 2026